UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 953-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2025, BlueLinx Corporation (“OpCo”), a Georgia corporation and a wholly owned subsidiary of BlueLinx Holdings Inc., a Delaware corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Disdero Lumber Co., LLC, an Oregon limited liability company (“Disdero”), and Tumac Lumber Co., Inc., a Washington corporation and the sole member of Disdero (“Tumac”). Disdero is engaged in the business of wholesale distribution of premium specialty building materials.

Under the Purchase Agreement, OpCo acquired all of the issued and outstanding membership interests of Disdero from Tumac for an aggregate purchase price of approximately $96 million, on a debt-free, cash-free basis, subject to customary post-closing adjustments in respect of net working capital, cash, transaction expenses and indebtedness. As a result of the acquisition, Disdero became a direct wholly owned subsidiary of OpCo, and an indirect wholly owned subsidiary of the Company.

The Purchase Agreement contains customary covenants and agreements, as well as representations and warranties regarding Disdero, its assets and its business. The Purchase Agreement also contains certain limited indemnification provisions. The acquisition was financed using cash on hand.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein. The Purchase Agreement contains usual and customary representations and warranties that the parties to such agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement among the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of such agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01	Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing its entry into the Purchase Agreement and the acquisition of Disdero pursuant thereto. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information included in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Equity Purchase Agreement, dated October 31, 2025, by and among BlueLinx Corporation, Tumac Lumber Co., Inc. and Disdero Lumber Co., LLC*
99.1	Press Release, dated November 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: November 3, 2025	By:	/s/ C. Kelly Wall
C. Kelly Wall
Chief Financial Officer